UNITED STATES BANKRUPTCY COURT	Ex. 99.1
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
Chemtura Corporation, et al.,	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

MONTHLY OPERATING REPORT FOR THE PERIOD FROM
OCTOBER 1, 2009 TO OCTOBER 31, 2009

DEBTORS ADDRESS:	199 Benson Road, Middlebury, Connecticut 06749

DEBTORS ATTORNEYS:	Richard M. Cieri, Esq.
M. Natasha Labovitz, Esq.
Craig A. Bruens, Esq.
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ Stephen C. Forsyth
Stephen C. Forsyth
Executive Vice President &
Chief Financial Officer

DATE: November 13, 2009

CHEMTURA CORPORATION AND RELATED DEBTORS

INDEX TO CONDENSED COMBINED FINANCIAL STATEMENTS AND SCHEDULES (UNAUDITED)

Page

Condensed Combined Financial Statements (Unaudited):

Condensed Combined Statement of Operations	3
Condensed Combined Balance Sheet	4
Condensed Combined Statement of Cash Flows	5
Notes to Unaudited Condensed Combined Financial Statements
1. Basis of Presentation and Accounting Policies	6
2. Chapter 11 Proceedings	7
3. Debt	10
4. Reorganization Items, Net	13
5. Restructuring Initiatives	14

Schedules:
Schedule 1. Schedule of Disbursements
October 31, 2009	15

Schedule 2. Debtor Questionnaire
October 31, 2009	16

CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

For the Period
October 1, 2009 to
($ in millions)	October 31, 2009

Net sales	$150

Cost of goods sold	118
Selling, general and administrative	17
Depreciation and amortization	9
Research and development	2

Operating profit	4

Interest expense	(6)
Other expense, net	(11)
Reorganization items, net	(5)
Equity in net earnings of subsidiaries	8

Net loss before income taxes	(10)
Income tax expense	-
Net loss	$(10)

See Notes to the Condensed Combined Financial Statements

CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED BALANCE SHEET

(UNAUDITED)

($ in millions)	October 31, 2009

ASSETS

Current assets	$659
Intercompany receivables	498
Investment in subsidiaries	2,031
Property, plant and equipment	430
Goodwill	149
Other assets	412
Total assets	$4,179

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	$431
Intercompany payables	56
Other long-term liabilities	70
Total liabilities not subject to compromise	557
Liabilities subject to compromise	3,265
Total stockholders' equity	357
Total liabilities and stockholders' equity	$4,179

See Notes to the Condensed Combined Financial Statements

 CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED STATEMENT OF CASH FLOWS

(UNAUDITED)

For the Period
October 1, 2009 to
($ in millions)	October 31, 2009

Increase (decrease) to cash and cash equivalents
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9
Net cash used in operating activities	(1)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from credit facility, net	13

CASH AND CASH EQUIVALENTS
Change in cash and cash equivalents	9
Cash and cash equivalents at beginning of period	77
Cash and cash equivalents at end of period	$86

See Notes to the Condensed Combined Financial Statements

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1.	Basis of Presentation and Accounting Policies

BASIS OF PRESENTATION

Chemtura Corporation, together with its consolidated subsidiaries, (the “Company” or “Chemtura”) is dedicated to delivering innovative, market-focused specialty chemical solutions and consumer product offerings.  Chemtura Corporation is headquartered in Middlebury, Connecticut and operates in a wide variety of end-use markets, including automotive, transportation, construction, packaging, agriculture, lubricants, plastics for durable and non-durable goods, electronics, and home pool and spa chemicals.

On March 18, 2009, Chemtura and 26 of its U.S. affiliates (collectively the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”) (see Note 2).

The accompanying combined financial statements of the Debtors have been prepared solely for the purpose of complying with the monthly reporting requirements of the Court (referred to herein as the “Monthly Operating Report”).

The monthly information presented herein is unaudited and has been prepared from the books and records of Chemtura and the Debtors on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As discussed in Note 2, the Chapter 11 filing and related matters raise substantial doubt about the ability of the Debtors to continue as a going concern. The accompanying condensed combined financial statements of the Debtors do not reflect any adjustments relating to the recoverability of assets and classification of liabilities that might result from the outcome of these uncertainties.

The condensed combined financial statements have been prepared in accordance with Accounting Standards Codification (“ASC”) Section 852-10-45, Reorganizations - Other Presentation Matters (“ASC 852-10-45”).  ASC 852-10-45 does not ordinarily affect or change the application of U.S. generally accepted accounting principles (“GAAP”).  However, it does require the Company to distinguish transactions and events that are directly associated with the reorganization in connection with the Chapter 11 proceedings from the ongoing operations of the business.  The pre-petition liabilities subject to compromise are disclosed separately on the October 31, 2009 Condensed Combined Balance Sheet.  Expenses incurred and settlement impacts due to the Chapter 11 proceedings are reported separately as reorganization items, net on the Condensed Combined Statement of Operations for the month ended October 31, 2009.  Interest expense related to pre-petition indebtedness has been reported only to the extent that it will be paid during the pendency of the Chapter 11 proceedings or is permitted by Court approval or is expected to be an allowed claim.

These condensed combined financial statements are based on the Debtors' combined financial statements as of and for the month ended October 31, 2009.  Accordingly, the financial information herein is subject to change and any such change could be material.  Chemtura cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, as it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of any of Chemtura or its subsidiaries, or any other affiliate of Chemtura.  The Monthly Operating Report was not audited or reviewed by independent accountants, is as prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation.  The Monthly Operating Report does not contain all disclosures that would be required for presentation in accordance with U.S. GAAP.  There can be no assurance that, from the perspective of an investor or potential investor in Chemtura’s securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in Chemtura’s reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information might not be indicative of Chemtura’s financial condition or operating results for the period that would be reflected in Chemtura’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

ACCOUNTING POLICIES

Carrying Value of Goodwill and Long-lived Assets

The Company has elected to perform its annual goodwill impairment procedures for all of its reporting units in accordance with Accounting Standards Codification (“ASC”) Subtopic 350-20, Intangibles – Goodwill and Other - Goodwill during the third quarter each year as of July 31, or sooner, if events occur or circumstances change that could reduce the fair value of a reporting unit below its carrying value and to record an impairment, if any, in its quarterly financial statements.  Interim tests, if necessary, are performed during the last month of a respective quarter and an impairment, if any, is recorded in the financial statements for that quarter.

The Company’s cash flow projections, used to estimate the fair value of its reporting units, are based on subjective estimates.  Although the Company believes that its projections reflect its best estimates of the future performance of its reporting units, changes in estimated revenues or operating margins could have an impact on the estimated fair values.  Any increases in estimated reporting unit cash flows would have had no impact on the carrying value of that reporting unit.  However, a decrease in future estimated reporting unit cash flows could require the Company to determine whether recognition of a goodwill impairment charge was required.  The assessment is required to be performed in two steps, step one to test for a potential impairment of goodwill and, if potential losses are identified, step two to measure the impairment loss through a full fair valuing of the assets and liabilities of the reporting unit utilizing the acquisition method of accounting.

The Company continually monitors and evaluates business and competitive conditions that affect its operations and reflects the impact of these factors in its financial projections.  If permanent or sustained changes in business, competitive conditions or stock price occur, they can lead to revised projections that could potentially give rise to impairment charges.

During the last month of a respective quarter, the Company evaluates the recoverability of the carrying value of its long-lived assets, excluding goodwill, whenever events or changes in circumstances indicate that the carrying value may not be recoverable and an impairment, if any, is recorded in the financial statements for that quarter. The Company realizes that events and changes in circumstances can be more frequent in the course of a U.S. bankruptcy process.  Under such circumstances, the Company assesses whether the projected undiscounted cash flows of its businesses are sufficient to recover the existing unamortized carrying value of its long-lived assets. If the undiscounted projected cash flows are not sufficient, the Company calculates the impairment amount by several methodologies, including discounting the projected cash flows using its weighted average cost of capital and valuation estimates from third parties.  The amount of the impairment is written-off against earnings in the period in which the impairment has been determined in accordance with ASC Section 360-10-35, Property, Plant, and Equipment – Subsequent Measurement.

2.	Chapter 11 Proceedings

The Chapter 11 cases are being jointly administered under the caption "In re Chemtura Corporation, et a1." and the Debtors are operating their U.S. businesses as a debtor-in-possession (“DIP”) under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The Debtors own substantially all of the Company’s U.S. assets.  The Debtors consist of Chemtura, the parent company, and the following subsidiaries:

· A&M Cleaning Products LLC	· Crompton Colors Incorporated	· Kem Manufacturing Corporation
· Aqua Clear Industries, LLC	· Crompton Holding Corporation	· Laurel Industries Holdings, Inc.
· ASEPSIS, Inc.	· Crompton Monochem, Inc.	· Monochem, Inc.
· ASCK, Inc.	· GLCC Laurel, LLC	· Naugatuck Treatment Company
· BioLab, Inc.	· Great Lakes Chemical Corporation	· Recreational Water Products, Inc.
· BioLab Company Store, LLC	· Great Lakes Chemical Global, Inc.	· Uniroyal Chemical Company Limited
· Biolab Franchise Company, LLC	· GT Seed Treatment, Inc.	· Weber City Road LLC
· BioLab Textile Additives, LLC	· HomeCare Labs, Inc	· WRL of Indiana, Inc.
· CNK Chemical Realty Corporation	· ISCI, Inc.

Since the filing, all orders of the Court sufficient to enable the Debtors to conduct normal business activities, including “first day” motions and the interim and final approval of the DIP Credit Facility, have been entered by the Court.  While the Debtors are subject to Chapter 11, all transactions outside the ordinary course of business will require the prior approval of the Court.

As a consequence of the Chapter 11 cases, pending litigation against the Debtors is generally subject to an automatic stay and no party may take any action to collect pre-petition claims except pursuant to an order of the Court.

On March 20, 2009, the Court approved the Debtors’ “first day” motions.  Specifically, the Court granted the Debtors, among other things, interim approval to access $190 million of its $400 million DIP Credit Facility, approval to pay outstanding employee wages, health benefits, and certain other employee obligations and authority to continue to honor their current customer policies and programs, in order to ensure the reorganization process will not adversely impact their customers.  On April 29, 2009, the Court entered a final order providing full access to the $400 million DIP Credit Facility.  The Court also approved Amendment No. 1 to the DIP Credit Facility which provided for, among other things, (i) an increase in the outstanding amount of inter-company loans the Debtors could make to the non-debtor foreign subsidiaries of the Company from $8 million to $40 million; (ii) a reduction in the required level of borrowing availability under the minimum availability covenant; and (iii) the elimination of the requirement to pay additional interest expense if a specified level of accounts receivable financing was not available to the Company’s European subsidiaries.

On July 13, 2009, the Company and the parties to the DIP Credit Facility entered into Amendment No. 2 to the DIP Credit Facility subject to approvals by the Court and the Company’s Board of Directors which approvals were obtained on July 14 and July 15, 2009, respectively.  Amendment No. 2 amended the DIP Credit Facility to provide for, among other things, an option by the Company to extend the maturity of the DIP Credit Facility for two consecutive three month periods subject to the satisfaction of certain conditions.  Prior to Amendment No. 2, the DIP Credit Facility matured on the earlier of 364 days, the effective date of a plan of reorganization or the date of termination in whole of the Commitments (as defined in the DIP Credit Facility).

On August 21, 2009, the Court established October 30, 2009 as the general deadline for the filing of proofs of claim against the Debtors’ estate for certain pre-petition amounts claimed (“Bar Date”).  Under certain limited circumstances, some creditors will be permitted to file claims after the applicable Bar Date.  The differences between amounts recorded by the Debtors and proofs of claim filed by the creditors will be investigated and resolved through the claims reconciliation process.  Because of the number of creditors and claims, the claims reconciliation process may take considerable time to complete.  The Court will ultimately determine liability amounts that will be allowed for claims.  As claims are resolved, or where better information becomes available and is evaluated, we will make adjustments to the liabilities recorded on our Condensed Combined Financial Statements as appropriate.  Any such adjustments could be material, from an accounting and reporting perspective, to our financial position or results of operations in any given period.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

As provided by the Bankruptcy Code, the Debtors have the exclusive right to file a plan of reorganization for 120 days after the petition date.  The Company filed a motion with the Court to request an extension of exclusivity and on July 28, 2009 the Court approved an extension of the exclusive right of the Debtors to file a plan of reorganization that expires on November 13, 2009.  On October 14, 2009, the Debtors filed a second motion to extend the exclusive filing period to February 11, 2010.  The motion to extend the exclusive filing period to February 11, 2010 was granted by the Court on October 27, 2009.  There can be no assurance that a plan of reorganization will be filed by the Debtors or confirmed by the Court, or that any such plan will be consummated. After a plan of reorganization has been filed with the Court, the plan, along with a disclosure statement approved by the Court, will be sent to all creditors, equity holders and parties in interest.  Following the solicitation period, the Court will consider whether to confirm the plan.  In order to confirm a plan of reorganization, the Court must make certain findings as required by the Bankruptcy Code.  The Court may confirm a plan of reorganization notwithstanding the non-acceptance of the plan by an impaired class of creditors or equity security holders if certain requirements of the Bankruptcy Code are met.

The ultimate recovery by the Debtors’ creditors and the Company’s shareholders, if any, will not be determined until confirmation and implementation of a plan of reorganization.  Following the Bar Date, the Debtors will evaluate the claims filed by creditors for known liabilities as well as claims with respect to contingent and unliquidated liabilities to establish the population of all creditors’ claims to be addressed by any Chapter 11 plan filed in the Debtors’ Chapter 11 cases.  No assurance can be given as to what recoveries, if any, will be assigned in the Chapter 11 cases to each of these constituencies.  A plan of reorganization could result in the Company’s shareholders receiving little or no value for their interests and holders of the Debtors’ unsecured debt, including trade debt and other general unsecured creditors, receiving less, and potentially substantially less, than payment in full for their claims.  Because of such possibilities, the value of the Company’s common stock and unsecured debt is highly speculative.  Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of these securities.  Although the shares of the Company’s common stock continue to trade on the Pink Sheets Electronic Quotation Service (“Pink Sheets”) under the symbol “CEMJQ,” the trading prices may have little or no relationship to the actual recovery, if any, by the holders under any eventual court-approved reorganization plan.  The opportunity for any recovery by holders of the Company’s common stock under such reorganization plan is uncertain as all creditors’ claims must be met in full before value can be attributed to the common stock and therefore the shares of the Company’s common stock may be cancelled without any compensation pursuant to such plan.

Continuation of the Company as a going concern is contingent upon, among other things, the Company’s and/or the Debtors’ ability (i) to comply with the terms and conditions of the DIP Credit Facility; (ii) to obtain confirmation of a plan of reorganization under the Bankruptcy Code; (iii) to return to profitability; (iv) to generate sufficient cash flow from operations; and (v) to obtain financing sources to meet the Company's future obligations.  These matters raise substantial doubt about the Company's ability to continue as a going concern.  The consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties.  Additionally, a plan of reorganization could materially change amounts reported in the consolidated financial statements, which do not give effect to all adjustments of the carrying value of assets and liabilities that are necessary as a consequence of reorganization under Chapter 11 of the Bankruptcy Code.

In addition, as part of the Company’s emergence from bankruptcy protection, the Company may be required to adopt fresh start accounting in a future period.  If fresh start accounting is applicable, our assets and liabilities will be recorded at fair value as of the fresh start reporting date.  The fair value of our assets and liabilities as of such fresh start reporting date may differ materially from the recorded values of assets and liabilities on our Consolidated Balance Sheets.  Further, if fresh start accounting is required, the financial results of the Company after the application of fresh start accounting may be different from historical trends.

For additional information regarding the Chapter 11 proceedings, please refer to Chemtura Corporation's website at www.chemtura.com or www.kccllc.net/chemtura.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

3.	Debt

Borrowings of the Debtors consist of the following:

($ in millions)	October 31, 2009

6.875% Notes due 2016 [1]	$500
7% Notes due 2009 [2]	370
DIP Credit Facility	250
6.875% Debentures due 2026 [3]	150
2007 Credit Facility	149
Other borrowings	3

Total Debt	1,422

Less: DIP Credit Facility	(250)

Total Debt Included in Liabilities Subject to Compromise	$1,172

1 Issued by Chemtura and guaranteed by all other Debtors.
2 Issued by Great Lakes Chemical Corporation and guaranteed by Chemtura Corporation.
3 Issued by Chemtura and not subject to any guarantee.

With the exception of the DIP Credit Facility, all of the foregoing debt is embedded in the Liabilities Subject to Compromise line of the accompanying condensed combined balance sheet.

Debtor-in-Possession (“DIP”) Credit Facility

On March 18, 2009, the Debtors entered into a $400 million senior secured DIP Credit Facility arranged by Citigroup Global Markets Inc. with Citibank, N.A. as Administrative Agent, subject to approval by the Court.  On March 20, 2009, the Court entered an interim order providing approval for the Debtors to access $190 million of the DIP Credit Facility in the form of a $165 million term loan and a $25 million revolving credit facility.  The DIP Credit Facility closed on March 23, 2009 with the drawing of the $165 million term loan.  The initial proceeds were used to fund the termination of the U.S. accounts receivable financing facility entered into on January 23, 2009 and pay fees and expenses associated with the transaction and to fund business operations.

On April 28, 2009, the Company, certain of its subsidiaries that are guarantors under the DIP Credit Facility, the banks, financial institutions and other institutional lenders party to the DIP Credit Facility (the “Lenders”), and Citibank, N.A., as Administrative Agent for the Lenders, entered into Amendment No. 1 to the DIP Credit Facility.  Amendment No. 1 amended the DIP Credit Facility to provide for, among other things, (i) an increase in the outstanding amount of inter-company loans the Debtors could make to the non-debtor foreign subsidiaries of the Company from $8 million to $40 million; (ii) a reduction in the required level of borrowing availability under the minimum availability covenant; and (iii) the elimination of the requirement to pay additional interest expense if a specified level of accounts receivable financing was not available to the Company’s European subsidiaries.  On April 29, 2009, the Court granted final approval of the DIP Credit Facility, as amended pursuant to Amendment No. 1 thereto.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The DIP Credit Facility is comprised of the following: (i) a $250 million non-amortizing term loan; (ii) a $64 million revolving credit facility; and (iii) an $86 million revolving credit facility representing the “roll-up” of certain outstanding secured amounts owed to lenders under the existing pre-petition Amended and Restated Credit Agreement, dated as of July 31, 2007 (the “2007 Credit Facility”) who have commitments under the DIP Credit Facility.  In addition, a sub-facility for letters of credit (“Letters of Credit”) in an aggregate amount of $50 million is available under the unused commitments of the revolving credit facilities.

The Court entered a final order providing full access to the $400 million DIP Credit Facility on April 29, 2009.  On May 4, 2009, the Company drew the $85 million balance of the $250 million term loan and used the proceeds together with cash on hand to fund the $86 million “roll up” of certain outstanding secured amounts owed to certain lenders under the 2007 Credit Facility as approved by the final order.

On July 13, 2009, the Company and the parties to the DIP Credit Facility entered into Amendment No. 2 to the DIP Credit Facility subject to approvals by the Court and the Company’s Board of Directors which approvals were obtained on July 14 and July 15, 2009, respectively.  Amendment No. 2 amended the DIP Credit Facility to provide for, among other things, an option by the Company to extend the maturity of the DIP Credit Facility for two consecutive three month periods subject to the satisfaction of certain conditions.  Prior to Amendment No. 2, the DIP Credit Facility matured on the earlier of 364 days, the effective date of a plan of reorganization or the date of termination in whole of the Commitments (as defined in the DIP Credit Facility).

The option to extend the maturity date for the first additional three month period is subject to the satisfaction of certain conditions including, among other things, delivery of a business plan projecting EBITDA for the extension period, the filing of a plan of reorganization with the Bankruptcy Court, Availability (as defined in the DIP Credit Facility) as of the initial maturity date of not less than $30 million, and the payment of an extension fee of 1% of the outstanding principal balance.  The option to extend the maturity date for a second additional three month period is subject to the satisfaction of certain conditions including, among other things, approval of the extension by the Required Lenders (as defined in the DIP Credit Facility), approval by the Court of a disclosure statement and procedures to solicit votes with respect to a plan of reorganization, Availability (as defined in the DIP Credit Facility) as of June 22, 2010 of not less than $30 million, and the payment of an additional extension fee of 1% of the outstanding principal balance.  If the Company extends the maturity of the DIP Credit Facility (as allowed under Amendment No. 2), the applicable per annum interest rate for borrowings under the DIP Credit Facility increases 1% during the initial three month extension and an additional 1% commencing June 22, 2010 if extended for six months.

Amendment No. 2 also provided for an increase in the amount of permitted capital expenditures for the periods of each maturity date extension of the DIP Credit Facility, permitting the exclusion from the calculation of EBITDA any non-cash foreign currency exchange gains and losses resulting from balance sheet re-measurement, permitting the $40 million basket for inter-company loans to non-debtor foreign subsidiaries to be utilized for up to $10 million of equity contributions to such subsidiaries and for the issuance of letters of credit under the DIP Credit Facility to support credit facilities of certain foreign subsidiaries.

The DIP Credit Facility is secured by a super-priority lien on substantially all of the Company's U.S. assets, including (i) accounts receivable; (ii) inventory; (iii) machinery, plant and equipment; (iv) intellectual property; (v) pledges of the equity of first tier subsidiaries; and (vi) pledges of debt and other instruments.

Availability of credit under the DIP Credit Facility is equal to (i) the lesser of (a) the Borrowing Base (as defined below) and (b) the effective commitments under the DIP Credit Facility minus (ii) the aggregate amount of the DIP Loans and any undrawn or unreimbursed Letters of Credit.  The Borrowing Base is the sum of (i) 80% of the Debtors’ eligible accounts receivable, plus (ii) the lesser of (a) 85% of the net orderly liquidation value percentage (as defined in the DIP Credit Facility) of the Debtors’ eligible inventory and (b) 75% of the cost of the Debtors’ eligible inventory, plus (iii) $125 million, less certain reserves determined in the discretion of the Administrative Agent to preserve and protect the value of the collateral.  As of October 31, 2009, extensions of credit outstanding under the DIP Credit Facility consisted of the $250 million term loan and Letters of Credit of $19 million.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

Borrowings under the term loans and the $64 million revolving credit facility bear interest at a rate per annum equal to, at the Company’s election, (i) 6.5% plus the Base Rate (defined as the higher of (a) 4%; (b) Citibank N.A.’s published prime rate; or (c) the Federal Funds rate plus 0.5%) or (ii) 7.5% plus the Eurodollar Rate (defined as the higher of (a) 3% or (b) the current LIBOR rate adjusted for reserve requirements).  Borrowings under the $86 million revolving credit facility bear interest at a rate per annum equal to, at the Company’s election, (i) 2.5% plus the Base Rate or (ii) 3.5% plus the Eurodollar Rate.  Additionally, the Company will pay an unused commitment fee of 1.5% per annum on the average daily unused portion of the revolving credit facilities and a letter of credit fee on the average daily balance of the maximum daily amount available to be drawn under Letters of Credit equal to the applicable margin above the Eurodollar Rate applicable for borrowings under the applicable revolving credit facility.  Certain fees are payable to the lenders upon the reduction or termination of the commitment and upon the substantial consummation of a plan of reorganization as described more fully in the DIP Credit Facility including an exit fee payable to the Lenders of 2% of “roll-up” commitments and 3% of all other commitments.

The obligations of the Company as borrower under the DIP Credit Facility are guaranteed by the Company’s U.S. subsidiaries who are Debtors in the Chapter 11 cases, which, together with the Company own substantially all of the Company’s U.S. assets.  The obligations must also be guaranteed by each of the Company’s subsidiaries that become party to the Chapter 11 cases, subject to specified exceptions.

All amounts owing by the Company and the guarantors under the DIP Credit Facility and certain hedging arrangements and cash management services are secured, subject to a carve-out as set forth in the DIP Credit Facility (the “Carve-Out”), for professional fees and expenses (as well as other fees and expenses customarily subject to such Carve-Out), by (i) a first priority perfected pledge of (a) all notes owned by the Company and the guarantors and (b) all capital stock owned by the Company and the guarantors (subject to certain exceptions relating to their respective foreign subsidiaries) and (ii) a first priority perfected security interest in all other assets owned by the Company and the guarantors, in each case, junior only to liens as set forth in the DIP Credit Facility and the Carve-Out.

The DIP Credit Facility requires the Company to meet certain financial covenants including the following: (a) minimum cumulative monthly earnings before interest, taxes, and depreciation (“EBITDA”), after certain adjustments, on a consolidated basis; (b) a maximum variance of the weekly cumulative cash flows of the Debtors, compared to an agreed upon forecast; (c) minimum borrowing availability of $30 million; and (d) maximum quarterly capital expenditures.  In addition, the DIP Credit Facility contains covenants which, among other things, limit the incurrence of additional debt, operating leases, issuance of capital stock, issuance of guarantees, liens, investments, disposition of assets, dividends, certain payments, mergers, change of business, transactions with affiliates, prepayments of debt, repurchases of stock and redemptions of certain other indebtedness and other matters customarily restricted in such agreements.  As of October 31, 2009, the Company believes that it was in compliance with the covenant requirements of the DIP Credit Facility.

The DIP Credit Facility contains events of default, including, among others, payment defaults, breaches of representations and warranties, and covenant defaults.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

Pre-Petition Debt

The Chapter 11 filing constituted an event of default under, or otherwise triggered repayment obligations with respect to, a number of debt instruments and agreements relating to direct and indirect financial obligations of the Debtors (collectively “Pre-petition Debt”).  All obligations under the Pre-petition Debt have become automatically and immediately due and payable.  The Debtors believe that any efforts to enforce the payment obligations under the Pre-petition Debt have been stayed as a result of the Company’s filing for relief under Chapter 11 of the U.S. Bankruptcy Code.  As a result, interest accruals and payments for the unsecured Pre-petition Debt have ceased as of the petition date.  The amount of contractual interest expense not recorded in the month ended October 31, 2009 was approximately $7 million.  The Pre-petition Debt as of October 31, 2009 consists of $500 million of 6.875% Notes due 2016 (“2016 Notes”)1, $370 million of 7% Notes due July 15, 2009 (“2009 Notes”)2, $150 million 6.875% Debentures due 2026 (“2026 Debentures”3 and, together with the 2016 Notes, the 2009 Notes and the 2026 Debentures, the “Notes”) and $149 million due 2009 under the 2007 Credit Facility and $3 million of other borrowings.  Pursuant to the final order of the Court approving the DIP Credit Facility, the Debtors have acknowledged the pre-petition secured indebtedness associated with the 2007 Credit Facility to be no less than $139 million (now $53 million after the “roll-up” in connection with the Company’s entry into the DIP Credit Facility).

The 2007 Credit Facility was guaranteed by certain U.S. subsidiaries of the Company (the “Domestic Subsidiary Guarantors”).  Pursuant to a 2007 Credit Facility covenant, the Company and the Domestic Subsidiary Guarantors were, in June of 2007, required to provide a security interest in the equity of their first tier subsidiaries (limited to 66% of the voting stock of first-tier foreign subsidiaries).  Under the terms of the indentures for the Notes, the Company was required to provide security for the Notes on an equal and ratable basis if (and for so long as) the principal amount of secured debt exceeded certain thresholds related to the Company’s assets.  The thresholds vary under each of the indentures.  In order to avoid having the Notes become equally and ratably secured with the 2007 Credit Facility obligations, the lenders agreed to limit the amount secured by the pledged equity to the maximum amount that would not require the Notes to become equally and ratably secured (the “Maximum Amount”).  In connection with the amendment and waiver agreement dated December 30, 2008, the Company and the Domestic Subsidiary Guarantors entered into a Second Amended and Restated Pledge and Security Agreement.  In addition to the prior pledge of equity granted to secure the 2007 Credit Facility obligations, the Company and the Domestic Subsidiary Guarantors granted a security interest in their inventory.  The value of this security interest continues to be limited to the Maximum Amount.

Borrowings under the 2007 Credit Facility revolver at October 31, 2009 were $149 million.  During the month ended October 31, 2009, borrowings increased $13 million following the drawing of certain letters of credit issued under the 2007 Credit Facility.

The Company has standby letters of credit and guarantees with various financial institutions the majority of which were issued under the 2007 Credit Facility.  Any additional drawings of letter of credits issued under the 2007 Credit Facility will be classified as Liabilities Subject to Compromise in the condensed combined balance sheet.

4.	Reorganization Items, Net

Reorganization items, net in September 2009 primarily consist of professional fees and other costs associated with the Chapter 11 proceedings and cost saving initiatives for which Court approval has been obtained or requested.  Reorganization items, net amounted to $5 million.

1   Issued by Chemtura and guaranteed by all other Debtors.
2   Issued by Great Lakes Chemical Corporation and guaranteed by Chemtura Corporation.
3   Issued by Chemtura and not subject to any guarantee.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

5.	Restructuring Initiatives

Periodically, the Company will file motions with the Court requesting approval to implement certain cost savings and growth initiatives.  These initiatives may include the closure or consolidation of facilities, and the rejection of various unfavorable leases and contracts.  During the month of October 2009, no significant charges were recorded relating to any such initiatives.

In re	Chemtura Corporation, et al.,	Case No. (Jointly Administered)	09-11233 (REG)
	Debtor	Reporting Period:	October 31, 2009

($ in Millions)

Time Period:
10/1/09 - 10/31/09

Debtor	Case Number	Disbursements
AQUA CLEAR INDUSTRIES, LLC,	09-11231	$-
CHEMTURA CORPORATION	09-11233	$97
A&M CLEANING PRODUCTS, LLC	09-11234	$-
ASCK, INC.	09-11235	$-
ASEPSIS, INC.	09-11236	$-
BIOLAB COMPANY STORE, LLC	09-11237	$-
BIOLAB FRANCHISE COMPANY, LLC	09-11238	$-
BIO-LAB, INC.	09-11239	$21
BIOLAB TEXTILE ADDITIVES, LLC	09-11240	$-
CNK CHEMICAL REALTY CORPORATION	09-11241	$-
CROMPTON COLORS INCORPORATED	09-11242	$-
CROMPTON HOLDING CORPORATION	09-11244	$-
CROMPTON MONOCHEM, INC.	09-11245	$-
GLCC LAUREL, LLC	09-11246	$2
GREAT LAKES CHEMICAL CORPORATION	09-11247	$25
GREAT LAKES CHEMICAL GLOBAL, INC.	09-11249	$-
GT SEED TREATMENT, INC.	09-11250	$-
HOMECARE LABS, INC.	09-11251	$-
ISCI, INC.	09-11252	$-
KEM MANUFACTURING CORPORATION	09-11253	$-
LAUREL INDUSTRIES HOLDINGS, INC.	09-11254	$-
MONOCHEM, INC.	09-11255	$-
NAUGATUCK TREATMENT COMPANY	09-11256	$-
RECREATIONAL WATER PRODUCTS, INC.	09-11257	$-
UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	09-11258	$-
WEBER CITY ROAD, LLC	09-11259	$-
WRL OF INDIANA, INC.	09-11260	$-

In re	Chemtura Corporation, et al.,	Case No. (Jointly Administered)	09-11233 (REG)
	Debtor	Reporting Period:	October 31, 2009

DEBTOR QUESTIONNAIRE

	Must be completed each month. If the answer to any of the questions is “Yes”, provide a detailed explanation of each item. Attach additional sheets if necessary.	Yes	No
1	Have any assets been sold or transferred outside the normal course of business this reporting period?		X
2	Have any funds been disbursed from any account other than a debtor in possession account this reporting period?		X
3	Is the Debtor delinquent in the timely filing of any post-petition tax returns?		X
4	Are workers compensation, general liability or other necessary insurance coverages expired or cancelled, or has the debtor received notice of expiration or cancellation of such policies?		X
5	Is the Debtor delinquent in paying any insurance premium payment?		X
6	Have any payments been made on pre-petition liabilities this reporting period?	X
7	Are any post petition receivables (accounts, notes or loans) due from related parties?	X
8	Are any post petition payroll taxes past due?		X
9	Are any post petition State or Federal income taxes past due?		X
10	Are any post petition real estate taxes past due?		X *
11	Are any other post petition taxes past due?		X
12	Have any pre-petition taxes been paid during this reporting period?	X
13	Are any amounts owed to post petition creditors delinquent?		X *
14	Are any wage payments past due?		X *
15	Have any post petition loans been received by the Debtor from any party?		X
16	Is the Debtor delinquent in paying any U.S. Trustee fees?		X
17	Is the Debtor delinquent with any court ordered payments to attorneys or other professionals?		X
18	Have the owners or shareholders received any compensation outside of the normal course of business?		X

Explanations to Questions Answered “Yes”

6.	Pre-petition payments have been made pursuant to certain court approved court orders for taxes, wages, customer programs, critical vendors, insurance and other employee programs.

7.	The Debtors have intercompany trade receivables due from non-filing affiliates.

12.	Pre-petition tax payments have been made pursuant to certain court approved court orders.

Explanations to Questions Answered “No *”

10.
The Debtors are required under certain of their leases to pay a share of the real estate taxes on the property.   The payment is made by reimbursing the landlord for such amounts paid by the landlord after receiving an invoice.   Debtors have reimbursed their landlords for all post-petition amounts for which they have been billed.

13.	Answer does not include amounts that may be past due as a result of continued investigation regarding discrepancies on price or quantity.

14.	No post-petition wage payments are past due. Certain pre-petition wage payments, subject to certain Bankruptcy Code and Bankruptcy Court limitations, remain past due.